Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Jennifer Driscoll	Carla Burigatto
(856) 342-6081	(856) 342-3737
jennifer_driscoll@campbellsoup.com	carla_burigatto@campbellsoup.com

CAMPBELL REPORTS FIRST-QUARTER RESULTS

•	Sales Increased 4 Percent, Organic Sales Increased 5 Percent

•	Adjusted Earnings Before Interest and Taxes (EBIT) Increased 9 Percent

•	Adjusted EPS from Continuing Operations Increased 12 Percent to $0.74

•	Campbell Reduces Low End of Fiscal 2015 Guidance Ranges Based on Volatility in Foreign Currencies

CAMDEN, N.J., Nov. 25, 2014 - Campbell Soup Company (NYSE:CPB) today reported its results for the first quarter of fiscal 2015.

Continuing Operations	Three Months Ended
($ in millions, except per share)
	Nov. 2, 2014	Oct. 27, 2013	% Change
Net Sales
As Reported (GAAP)	$2,255	$2,165	4%
Organic			5%
Earnings Before Interest and Taxes
As Reported (GAAP)	$368	$305	21%
Adjusted	$368	$337	9%
Diluted Earnings Per Share
As Reported (GAAP)	$0.74	$0.57	30%
Adjusted	$0.74	$0.66	12%

Note: A detailed reconciliation of the reported financial information to the adjusted financial information is included at the end of this news release.

Denise Morrison, Campbell’s President and Chief Executive Officer, said, "We were encouraged by our organic sales growth across most of our portfolio, particularly in U.S. Simple Meals and Global Baking and Snacking. Our U.S. soup performance was driven by a stronger seasonal sell-in and the timing of our quarter end relative to the Thanksgiving holiday. The performance of our Australian biscuit business improved with better customer execution and innovation. We were pleased with the continued positive momentum in Bolthouse Farms, Plum and Kelsen. Although our year is off to a solid start, we are facing some challenges. Our gross margin performance did not meet our expectations due largely to higher than anticipated commodity costs and supply chain costs. We have plans to offset gross margin pressure in the remainder of the year. We also are facing headwinds from currency. Despite these challenges, we continue to make progress strengthening our core business and expanding into faster-growing spaces.”

First-Quarter Results from Continuing Operations
For the quarter, sales increased 4 percent to $2.255 billion, driven by favorable volume and mix, partly offset by increased promotional spending and the negative impact of currency. Organic sales increased 5 percent with gains in four of the company’s reportable segments.

Gross margin declined 1.2 percentage points to 34.7 percent. Excluding items impacting comparability in the prior year, adjusted gross margin declined 1.3 percentage points to 34.7 percent. The decrease in adjusted gross margin was due to cost inflation, higher supply chain costs and higher promotional spending, partly offset by productivity improvements, the benefit from lapping the prior-year Plum recall and favorable mix.

Marketing and selling expenses decreased 5 percent to $247 million, driven primarily by lower advertising and consumer promotion expenses as compared with last year’s elevated levels. Administrative expenses decreased 9 percent to $135 million, primarily due to long-term incentive compensation costs and cost savings related to prior-year restructuring initiatives.

Adjusted EBIT increased 9 percent, reflecting higher sales, the benefit from lapping the prior-year Plum recall and a reduction in administrative and marketing expenses, partly offset by a lower gross margin percentage.

Net interest expense decreased $5 million to $25 million, reflecting lower levels of debt. The tax rate decreased 2.7 percentage points to 31.8 percent. Excluding items impacting comparability in the prior year, the adjusted tax rate decreased 0.4 percentage points to 31.8 percent.

Campbell Adjusts Fiscal 2015 Guidance for Continuing Operations
Anthony DiSilvestro, Campbell’s Senior Vice President and Chief Financial Officer, said, “Based on headwinds from currency translation, we have reduced the low end of our guidance ranges. Importantly, our currency-neutral expectations have not changed.”

Due to the unanticipated volatility in foreign currencies, Campbell has lowered the bottom of the range of its fiscal 2015 guidance. Based on currency rates effective at quarter end, currency is estimated to have a negative 1-point impact on both reported sales and earnings, or $0.03 per share. Campbell now expects growth of 0 to 2 percent in sales; -1 to +2 percent in adjusted EBIT; and -1 to +2 percent in adjusted EPS, or $2.42 to $2.50 per share. This guidance is based on an adjusted 52-week 2014 base. The company’s previous guidance was growth of 1 to 2 percent in sales; 0 to 2 percent in adjusted EBIT; and 0 to 2 percent in adjusted EPS, or $2.45 to $2.50 per share.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

Three Months Ended Nov. 2, 2014
($ in millions)
	U.S. Simple Meals	Global Baking and Snacking	International Simple Meals and Beverages	U.S. Beverages	Bolthouse and Foodservice	Total
Net Sales, as Reported	$928	$627	$189	$168	$343	$2,255

Volume and Mix	8%	5%	6%	(2)%	4%	6%
Price and Sales Allowances	—	1%	—%	1%	—	—
Promotional Spending	—	(3)%	(1)%	(2)%	—	(1)%
Organic Net Sales	8%	3%	5%	(3)%	4%	5%
Currency	—	(1)%	(5)%	—	—	(1)%
Net Accounting	—	—	(2)%	—	—	—
Acquisitions	—	1%	—	—	—	—
% Change vs. Prior Year	8%	3%	(2)%	(3)%	4%	4%

Segment Operating Earnings	$242	$90	$16	$26	$22
% Change vs. Prior Year	15%	15%	(20)%	8%	(24)%

Note: A detailed reconciliation of the reported financial information to the adjusted financial information is included at the end of this news release.

U.S. Simple Meals
Sales increased 8 percent to $928 million. U.S. soup sales increased 6 percent, driven by movements in retailer inventory levels as well as the timing of the quarter end in relation to the holiday season. Sales increased 6 percent in Campbell’s condensed soups and 17 percent in broth, while sales of ready-to-serve soups were comparable to the prior year. Sales of other simple meals rose 14 percent, driven by growth in Plum, Prego pasta sauces and Campbell’s dinner sauces.

Segment operating earnings increased 15 percent to $242 million, of which 8 points related to the benefit of lapping the Plum recall in the prior-year quarter. Higher operating earnings also reflected volume gains, productivity improvements and lower marketing and administrative expenses, partly offset by cost inflation and higher supply chain costs.

Global Baking and Snacking
Sales grew 3 percent to $627 million. Arnott’s sales increased driven by volume gains in Australia and Indonesia, partly offset by the negative impact of currency and higher promotional spending. Sales of Pepperidge Farm products were comparable to the prior year as volume gains were offset by higher promotional spending. Within Pepperidge Farm, sales gains of fresh bakery products and cookies were offset by sales declines in crackers and frozen products.

Segment operating earnings increased 15 percent to $90 million, due to volume gains, productivity improvements and the benefit of lapping the purchase accounting adjustment in the prior-year quarter related to the acquisition of Kelsen, partly offset by increased promotional spending.

International Simple Meals and Beverages
Sales declined 2 percent to $189 million. Excluding the negative impact of currency, sales gains in Canada and the Asia Pacific region were partly offset by declines in Latin America.

Segment operating earnings decreased 20 percent to $16 million, driven by an increase in marketing and administrative expenses and the negative impact of currency, partly offset by volume gains.

U.S. Beverages
Sales decreased 3 percent to $168 million. Declines in V8 V-Fusion beverages and V8 vegetable juice were partly offset by gains in V8 Splash beverages.

Segment operating earnings increased 8 percent to $26 million, primarily due to a reduction in marketing expenses, partly offset by a lower gross margin percentage and volume declines.

Bolthouse and Foodservice
Sales increased 4 percent to $343 million, reflecting continued double-digit growth in Bolthouse Farms premium refrigerated beverages and salad dressings. Sales in North America Foodservice were comparable to the prior year.

Segment operating earnings declined 24 percent to $22 million, reflecting a lower gross margin percentage, partly offset by lower administrative expenses and volume gains, as well as reduced advertising in the Bolthouse Farms brand.

Unallocated Corporate Expenses
Unallocated corporate expenses for the quarter were $28 million compared with $36 million a year ago. The prior-year quarter included $2 million of restructuring-related costs and a $9 million loss on foreign exchange forward contracts related to the sale of the European simple meals business.

Cash Flow from Operations
Cash flow from operations was $188 million compared to $38 million a year ago, primarily due to lower working capital requirements, lower pension contributions and lower payments on hedging activities, partially offset by lower cash earnings.

Non-GAAP Financial Information
A detailed reconciliation of the reported financial information to the adjusted financial information is included at the end of this news release.

Conference Call
Campbell will host a conference call to discuss these results today at 8:30 a.m. Eastern Standard Time. To join, dial +1 (703) 639-1316. The conference ID is 1647199. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, is available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on Dec. 9, 2014, at +1 (703) 925-2533. The access code for the replay is 1647199.

About Campbell Soup Company
Campbell (NYSE: CPB) makes real food that matters for life’s moments, from high-quality soups and simple meals to snacks and healthy beverages. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories and to what’s important today. Led by its iconic Campbell’s brand, the company’s portfolio includes Pepperidge Farm, Goldfish, Bolthouse Farms, V8, Swanson, Prego, Pace, Plum Organics, Arnott’s, Tim Tam, Royal Dansk and Kjeldsens. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including the statements made regarding future sales, EBIT and EPS in fiscal 2015, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (2) the impact of changes in consumer demand for the company’s products; (3) the risks associated with trade and consumer acceptance of the company’s initiatives, including its trade and promotional programs; (4) the practices, including changes to inventory practices, and increased significance of certain of the company’s key trade customers; (5) the company’s ability to realize projected cost savings and benefits; (6) the company’s ability to manage changes to its business processes; (7) the impact of fluctuations in the supply or costs of energy and raw and packaging materials; (8) the impact of portfolio changes; (9) the uncertainties of litigation; (10) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions and other external factors; (11) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, armed hostilities, natural disasters or other calamities; and (12) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED
	November 2, 2014	October 27, 2013
Net sales	$2,255	$2,165
Costs and expenses
Cost of products sold	1,472	1,388
Marketing and selling expenses	247	261
Administrative expenses	135	148
Research and development expenses	29	31
Other expenses	4	11
Restructuring charges	—	21
Total costs and expenses	1,887	1,860
Earnings before interest and taxes	368	305
Interest, net	25	30
Earnings before taxes	343	275
Taxes on earnings	109	95
Earnings from continuing operations	234	180
Loss from discontinued operations	—	(9)
Net earnings	234	171
Net loss attributable to noncontrolling interests	—	1
Net earnings attributable to Campbell Soup Company	$234	$172
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.75	$.58
Loss from discontinued operations	—	(.03)
Net earnings attributable to Campbell Soup Company	$.75	$.55
Dividends	$.312	$.312
Weighted average shares outstanding - basic	314	314
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.74	$.57
Loss from discontinued operations	—	(.03)
Net earnings attributable to Campbell Soup Company	$.74	$.54
Weighted average shares outstanding - assuming dilution	316	317
In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In the first quarter of fiscal 2014, the company recorded pre-tax restructuring charges of $20 ($13 after tax or $.04 per share in earnings from continuing operations) related to the initiatives.
In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In the first quarter of fiscal 2014, the company recorded pre-tax restructuring charges of $1 and restructuring-related costs of $2 in Cost of products sold (aggregate impact of $2 after tax or $.01 per share on earnings from continuing operations) related to the initiatives.
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business were reported as discontinued operations. In the first quarter of fiscal 2014, the company recorded a loss of $9 ($6 after tax or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in Other expenses in earnings from continuing operations. In addition, the company recorded tax expense of $7 ($.02 per share) in earnings from continuing operations associated with the sale of the business.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED
	November 2, 2014	October 27, 2013	Percent Change
Sales
Contributions:
U.S. Simple Meals	$928	$860	8%
Global Baking and Snacking	627	609	3%
International Simple Meals and Beverages	189	193	(2)%
U.S. Beverages	168	173	(3)%
Bolthouse and Foodservice	343	330	4%
Total sales	$2,255	$2,165	4%
Earnings
Contributions:
U.S. Simple Meals	$242	$211	15%
Global Baking and Snacking	90	78	15%
International Simple Meals and Beverages	16	20	(20)%
U.S. Beverages	26	24	8%
Bolthouse and Foodservice	22	29	(24)%
Total operating earnings	396	362	9%
Unallocated corporate expenses	28	36
Restructuring charges	—	21
Earnings before interest and taxes	368	305	21%
Interest, net	25	30
Taxes on earnings	109	95
Earnings from continuing operations	234	180
Loss from discontinued operations	—	(9)
Net earnings	234	171	37%
Net loss attributable to noncontrolling interests	—	1
Net earnings attributable to Campbell Soup Company	$234	$172	36%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.74	$.57
Loss from discontinued operations	—	(.03)
Net earnings attributable to Campbell Soup Company	$.74	$.54	37%
In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In the first quarter of fiscal 2014, the company recorded pre-tax restructuring charges of $20 ($13 after tax or $.04 per share in earnings from continuing operations) related to the initiatives.
In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In the first quarter of fiscal 2014, the company recorded pre-tax restructuring charges of $1 and restructuring-related costs of $2 in Unallocated corporate expenses (aggregate impact of $2 after tax or $.01 per share on earnings from continuing operations) related to the initiatives.

On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business were reported as discontinued operations. In the first quarter of fiscal 2014, the company recorded a loss of $9 ($6 after tax or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in Unallocated corporate expenses in earnings from continuing operations. In addition, the company recorded tax expense of $7 ($.02 per share) in earnings from continuing operations associated with the sale of the business.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	November 2, 2014	October 27, 2013
Current assets	$2,358	$2,394
Current assets of discontinued operations held for sale	—	193
Plant assets, net	2,286	2,283
Intangible assets, net	3,539	3,655
Other assets	114	123
Non-current assets of discontinued operations held for sale	—	407
Total assets	$8,297	$9,055
Current liabilities	$3,168	$3,952
Current liabilities of discontinued operations held for sale	—	152
Long-term debt	2,244	2,247
Other liabilities	1,279	1,336
Non-current liabilities of discontinued operations held for sale	—	23
Total equity	1,606	1,345
Total liabilities and equity	$8,297	$9,055
Total debt	$4,072	$4,832
Cash and cash equivalents	$239	$305

On October 28, 2013, the company completed the sale of its simple meals business in Europe. The assets and liabilities of the business were reported as assets and liabilities held for sale as of October 27, 2013.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	THREE MONTHS ENDED
	November 2, 2014	October 27, 2013
Cash flows from operating activities:
Net earnings	$234	$171
Adjustments to reconcile net earnings to operating cash flow
Restructuring charges	—	21
Stock-based compensation	13	21
Depreciation and amortization	75	74
Deferred income taxes	2	43
Other, net	19	27
Changes in working capital
Accounts receivable	(175)	(186)
Inventories	(98)	(110)
Prepaid assets	(5)	(25)
Accounts payable and accrued liabilities	132	77
Pension fund contributions	(1)	(40)
Receipts from (payments of) hedging activities	1	(23)
Other	(9)	(12)
Net cash provided by operating activities	188	38
Cash flows from investing activities:
Purchases of plant assets	(62)	(52)
Sales of plant assets	6	—
Business acquired, net of cash acquired	—	(329)
Other, net	(8)	—
Net cash used in investing activities	(64)	(381)
Cash flows from financing activities:
Net short-term borrowings	352	641
Repayments of notes payable	(300)	(300)
Dividends paid	(101)	(97)
Treasury stock purchases	(73)	(2)
Treasury stock issuances	6	4
Excess tax benefits on stock-based compensation	5	10
Contributions from noncontrolling interest	—	5
Net cash provided by (used in) financing activities	(111)	261
Effect of exchange rate changes on cash	(6)	—
Net change in cash and cash equivalents	7	(82)
Cash and cash equivalents continuing operations — beginning of period	232	333
Cash and cash equivalents discontinued operations — beginning of period	—	68
Cash and cash equivalents discontinued operations — end of period	—	(14)
Cash and cash equivalents continuing operations — end of period	$239	$305

Reconciliation of GAAP to Non-GAAP Financial Measures
First Quarter Ended November 2, 2014
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures.
Organic Net Sales
Organic net sales exclude the impact of acquisitions, currency and presenting revenue on a net basis in connection with a new business model in Mexico in fiscal 2014. The company believes that organic net sales improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	November 2, 2014					October 27, 2013	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Impact of Net Accounting	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
U.S. Simple Meals	$928	$—	$—	$—	$928	$860	8%	8%
Global Baking and Snacking	627	9	(7)	—	629	609	3%	3%
International Simple Meals and Beverages	189	9	—	4	202	193	(2)%	5%
U.S. Beverages	168	—	—	—	168	173	(3)%	(3)%
Bolthouse and Foodservice	343	1	—	—	344	330	4%	4%
Total Net Sales	$2,255	$19	$(7)	$4	$2,271	$2,165	4%	5%

Items Impacting Gross Margin and Earnings
The company believes that financial information excluding certain transactions that are not considered to be part of the ongoing business improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its gross margin and earnings results excluding these transactions.

The following items impacted gross margin and/or earnings:

(1)
In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In the first quarter of fiscal 2014, the company recorded pre-tax restructuring charges of $20 million ($13 million after tax or $.04 per share in earnings from continuing operations). In fiscal 2014, the company recorded pre-tax restructuring charges of $54 million ($33 million after tax or $.10 per share in earnings from continuing operations attributable to Campbell Soup Company).

In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In the first quarter of fiscal 2014, the company recorded pre-tax restructuring charges of $1 million and restructuring-related costs of $2 million in Cost of products sold (aggregate impact of $2 million after tax or $.01 per share on earnings from continuing operations). In fiscal 2014, the company recorded pre-tax restructuring charges of $1 million and restructuring-related costs of $3 million in Cost of products sold (aggregate impact of $3 million after tax or $.01 per share on earnings from continuing operations).

(2)
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business were reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 million ($6 million after tax or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in earnings from continuing operations. In addition, the company recorded tax expense of $7 million ($.02 per share) in earnings from continuing operations associated with the sale. In fiscal 2014, the company recognized a pre-tax gain of $141 million ($72 million after tax or $.23 per share) in earnings from discontinued operations.

(3)
In fiscal 2014, the company recognized pension settlement charges associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California. In fiscal 2014, the company recognized pre-tax pension settlement charges in Cost of products sold of $22 million ($14 million after tax or $.04 per share in earnings from continuing operations).

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain transactions:

	Three Months Ended
(millions, except per share amounts)	November 2, 2014	October 27, 2013	Percent Change
Gross margin, as reported	$783	$777
Add: Restructuring-related costs (1)	—	2
Adjusted Gross margin	$783	$779	1%
Adjusted Gross margin percentage	34.7%	36.0%
Earnings before interest and taxes, as reported	$368	$305
Add: Restructuring charges and related costs (1)	—	23
Add: Loss on foreign exchange forward contracts (2)	—	9
Adjusted Earnings before interest and taxes	$368	$337	9%
Interest, net, as reported	$25	$30
Adjusted Earnings before taxes	$343	$307
Taxes on earnings, as reported	$109	$95
Add: Tax benefit from restructuring charges and related costs (1)	—	8
Add: Tax benefit from loss on foreign exchange forward contracts (2)	—	3
Deduct: Tax expense associated with sale of European business (2)	—	(7)
Adjusted Taxes on earnings	$109	$99
Adjusted effective income tax rate	31.8%	32.2%
Earnings from continuing operations, as reported	$234	$180
Deduct: Net loss from noncontrolling interests	—	(1)
Earnings from continuing operations attributable to Campbell Soup Company, as reported	$234	$181
Add: Net adjustment from restructuring charges and related costs (1)	—	15
Add: Net adjustment from loss on foreign exchange forward contracts (2)	—	6
Add: Tax expense associated with sale of European business (2)	—	7
Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$234	$209	12%
Loss from discontinued operations, as reported	$—	$(9)
Adjusted Net earnings attributable to Campbell Soup Company	$234	$200	17%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$.74	$.57
Add: Net adjustment from restructuring charges and related costs (1)	—	.05
Add: Net adjustment from loss on foreign exchange forward contracts (2)	—	.02
Add: Tax expense associated with sale of European business (2)	—	.02
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.74	$.66	12%
Diluted loss per share - discontinued operations, as reported	$—	$(.03)
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$.74	$.54
Add: Net adjustment from restructuring charges and related costs (1)	—	.05
Add: Net adjustment from loss on foreign exchange forward contracts (2)	—	.02
Add: Tax expense associated with sale of European business (2)	—	.02
Adjusted Diluted net earnings per share attributable to Campbell Soup Company	$.74	$.63	17%

Year Ended
(millions, except per share amounts)	August 3, 2014
Gross margin, as reported	$2,898
Add: Restructuring-related costs (1)	3
Add: Pension settlement charges (3)	22
Adjusted Gross margin	$2,923
Adjusted Gross margin percentage	35.4%
Earnings before interest and taxes, as reported	$1,192
Add: Restructuring charges and related costs (1)	58
Add: Pension settlement charges (3)	22
Add: Loss on foreign exchange forward contracts (2)	9
Adjusted Earnings before interest and taxes	$1,281
Interest, net, as reported	$119
Adjusted Earnings before taxes	$1,162
Taxes on earnings, as reported	$347
Add: Tax benefit from restructuring charges and related costs (1)	17
Add: Tax benefit from pension settlement charges (3)	8
Add: Tax benefit from loss on foreign exchange forward contracts (2)	3
Deduct: Tax expense associated with sale of European business (2)	(7)
Adjusted Taxes on earnings	$368
Adjusted effective income tax rate	31.7%
Earnings from continuing operations, as reported	$726
Deduct: Net loss from noncontrolling interests	(11)
Earnings from continuing operations attributable to Campbell Soup Company, as reported	$737
Add: Net adjustment from restructuring charges and related costs (1)	41
Deduct: Restructuring charges attributable to noncontrolling interest (1)	(5)
Add: Net adjustment from pension settlement charges (3)	14
Add: Net adjustment from loss on foreign exchange forward contracts (2)	6
Add: Tax expense associated with sale of European business (2)	7
Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$800
Earnings from discontinued operations, as reported	$81
Deduct: Gain on sale of European business (2)	(72)
Adjusted Earnings from discontinued operations	$9
Adjusted Net earnings attributable to Campbell Soup Company	$809
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$2.33
Add: Net adjustment from restructuring charges and related costs attributable to Campbell Soup Company (1)	.11
Add: Net adjustment from pension settlement charges (3)	.04
Add: Net adjustment from loss on foreign exchange forward contracts (2)	.02
Add: Tax expense associated with sale of European business (2)	.02
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$2.53
Diluted earnings per share - discontinued operations, as reported	$.26
Deduct: Gain on sale of European business (2)	(.23)
Adjusted Diluted earnings per share - discontinued operations	$.03

Diluted net earnings per share attributable to Campbell Soup Company, as reported	$2.59
Add: Net adjustment from restructuring charges and related costs attributable to Campbell Soup Company (1)	.11
Add: Net adjustment from pension settlement charges (3)	.04
Add: Net adjustment from loss on foreign exchange forward contracts (2)	.02
Add: Tax expense associated with sale of European business (2)	.02
Deduct: Gain on sale of European business (2)	(.23)
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$2.56
*The sum of the individual per share amounts may not add due to rounding.

Adjusted Base for Fiscal 2015 Guidance
The company believes that financial information excluding certain transactions that are not considered to be part of the ongoing business improves the comparability of year-to-year results. The previous tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items. Fiscal 2014 included 53 weeks. Consequently, the company believes that investors may be able to better understand its fiscal 2015 performance excluding certain transactions and the estimated impact of the 53rd week. In establishing guidance for fiscal 2015, the adjusted fiscal 2014 results are revised to exclude the estimated impact of the 53rd week below:

Year Ended
(millions, except per share amounts)	August 3, 2014
Net sales, as reported	$8,268
Deduct: Impact of 53rd week	(129)
Adjusted Net sales base	$8,139

Adjusted Earnings before interest and taxes	$1,281
Deduct: Impact of 53rd week	(37)
Adjusted Earnings before interest and taxes base	$1,244

Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$800
Deduct: Impact of 53rd week	(25)
Adjusted Earnings from continuing operations attributable to Campbell Soup Company base	$775

Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$2.53
Deduct: Impact of 53rd week	(.08)
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company base	$2.45